UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008
OCEAN POWER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33417	22-2535818

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

1590 Reed Road
Pennington, NJ	08534

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 730-0400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of a Listing.
On October 21, 2008, Ocean Power Technologies, Inc. (“OPT” or the “Company”) received a Nasdaq Staff Deficiency Letter indicating that the Company is not currently in compliance with the audit committee composition requirements of Nasdaq Marketplace Rule 4350 (d)(2). This Rule provides that the audit committee of a Nasdaq-listed company have at least three members, each of whom is independent and meets certain other specified criteria. Sir Eric A. Ash did not stand for re-election to the Company’s board of directors at the annual meeting held on October 2, 2008, and he has not at the present time been replaced on the audit committee, which currently has two independent directors. Consistent with Marketplace Rule 4350 (d)(4), Nasdaq has provided the Company a “cure period” to regain compliance, until the earlier of its next annual meeting or September 28, 2009. The Company intends to appoint a new independent director to serve on the audit committee, and be in full compliance with the Marketplace Rules within the cure period.
Item 7.01   Regulation FD Disclosure.
On October 24, 2008, OPT issued a press release about our receipt of the Nasdaq Staff Deficiency Letter. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in the press release is not to be deemed “filed” for purposes of the Securities Exchange Act of 1934 and is not incorporated by reference in any registration statement under the Securities Act of 1933.
Item 9.01.   Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release issued by the Company dated October 24, 2008.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: October 24, 2008	By:	/s/ CHARLES F. DUNLEAVY
Charles F. Dunleavy

Senior Vice President and Chief Financial Officer